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                                                                   EXHIBIT 10.12

                             REAL EDUCATION, INC.
                            1997 STOCK OPTION PLAN
               (Adopted March 24, 1997; Amended April 13, 1999)


1.   INTRODUCTIONS AND DEFINITIONS

     1.1  THE PLAN

     This 1997 Stock Option Plan (hereinafter, this "Plan") establishes the right of and procedures for Real Education, Inc. (the "Company") to grant stock options to its employees and/or consultants. This Plan provides for the granting of two types of options, namely (1) Incentive Stock Options, as defined and governed by Section 422 of the Internal Revenue Code of 1986, as amended, and (2) Nonqualified Stock Options. This Plan sets forth provisions applicable to both types of options, to Incentive Stock Options only, to Nonqualified Stock Options only, and to the procedures allowed for the conversion of Nonqualified Stock Options into Incentive Stock Options.

     1.2  DEFINITIONS

     Capitalized terms used in this Plan shall have the following meanings:

     "ACT" means the Securities Act of 1933.

     "BOARD" means the Board of Directors of the Company.

     "CHANGE OF CONTROL EVENT" means a merger, consolidation, tender offer, takeover bid, or sale of assets, as the case may be and as described in Subsections (1) through (3) of Section 3.4(a).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" means a committee appointed by the Board, pursuant to Section
2.3 hereof, to administer the provisions of this Plan, and in the absence of any such committee, references to the Committee shall mean the Board.

     "COMPANY" means Real Education, Inc.

     "CONSULTANT" means any person engaged by the Company or any current or future subsidiary of the Company to perform services as a non-employee service provider, advisor or consultant pursuant to the terms of a written plan or contract. "Consultants" is the plural of Consultant.

     "EMPLOYEE" means, for purposes of this Plan, persons continuously employed by the Company or by any current or future foreign or domestic subsidiary of the Company on a
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regular basis, whether full-time or part-time, at any time during the duration hereof. "Employees" is the plural of Employee.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended, or any replacement act or legislation.

     "FAIR MARKET VALUE" of the Company's equity Securities shall be determined by the Board or, in the event the Company's Securities are listed on any national exchange, over-the-counter, or other stock trading market, then as of any time based upon the prevailing bid price of the Company's common stock as of such time.

     "INCENTIVE STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that meets the definition of "incentive stock option" contained in Section 422 of the Internal Revenue Code of 1986, as amended, and that is issued by the Company to be an Incentive Stock Option. "Incentive Stock Options" is the plural of Incentive Stock Option.

     "NONQUALIFIED STOCK OPTION" means an option issued by the Company to purchase shares of stock of the Company that is not an Incentive Stock Option. "Nonqualified Stock Options" is the plural of Nonqualified Stock Option.

     "OPTIONED SHARES" means Shares subject to a Stock Option.

     "OPTIONEE" means the recipient of a Stock Option pursuant to a Stock Option Agreement. "Optionees" is the plural of Optionee.

     "PLAN" means this Real Education, Inc. 1997 Stock Option Plan, as amended, which also may be referred to as the "Real Education Stock Option Plan."

     "PLAN GUIDELINES" shall mean the guidelines, rules, policies, regulations, forms of notice, and forms of agreements and instruments, if any, adopted and amended by the Board from time to time with respect to this Plan pursuant to
Section 2.3.

     "SHARES" shall mean the Shares of the Company reserved for issuance under this Plan as further defined in Section 2.2.

     "STOCK OPTION" means an agreement entered into by the Company granting the recipient the right to purchase shares of stock of the Company, at certain times, and under certain conditions, subject to certain obligations and responsibilities as defined in this Plan and in the written Stock Option Agreement, whether an Incentive Stock Option or a Nonqualified Stock Option. "Stock Options" is the plural of Stock Option.

     "STOCK OPTION AGREEMENT" means the written contract by which a Stock Option is granted by the Company to an Optionee. "Stock Option Agreements" is the plural of Stock Option Agreement.

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     2.   GENERAL PROVISIONS APPLICABLE TO BOTH NONQUALIFIED STOCK OPTIONS AND
INCENTIVE STOCK OPTIONS GRANTED BY THE COMPANY.

          2.1  OBJECTIVES OF THIS PLAN

     The purpose of this Plan is to encourage ownership of common stock of the Company by Employees and to provide a means of granting Stock Options to Consultants. This Plan is intended to provide an incentive to Employees for maximum effort in the successful operation of the Company and is expected to benefit the shareholders by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share in the increased value of the Company's shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Employees pursuant to the terms of their employment. This Plan may be referred to as the Real Education, Inc. Stock Option Plan.

          2.2  STOCK RESERVED FOR THIS PLAN

     The stock initially reserved by the Board for issue upon the exercise of Stock Options granted under this Plan shall be four hundred thousand 400,000 shares of the no par value common stock of the Company (the "Shares") which Shares shall be reserved from the Company's authorized and unissued shares. Shares subject to any Stock Option under this Plan which are not exercised in full or Shares as to which the right to purchase is forfeited through default or otherwise, shall remain available for other Stock Options under this Plan. The aggregate number of Shares subject to Stock Options under this Plan or reserved for issuance by the Board shall not exceed the number approved by the shareholders at the time of adoption hereof unless such increase is approved by the Company's shareholders. Such approval shall be by the affirmative vote of shareholders holding a majority of the issued and outstanding shares of common stock of the Company entitled to vote at a meeting called to approve said increase.

          2.3  ADMINISTRATION OF THIS PLAN

     This Plan shall be administered by the Board, provided that at all times during which the Company is subject to the periodic reporting requirements of the Exchange Act each member of the Board who participates in administration must be a "disinterested person" as that term is defined in Rule 16b(3) of the Exchange Act. The Board may appoint a Board committee ( the "Committee") to administer this Plan in the name of the Board. The Board or the Committee so appointed shall have full power and authority to administer and interpret this Plan and to adopt, from time to time, such guidelines, rules, policies, regulations, forms of notice, and forms of agreements and instruments for the administration of this Plan (collectively, "Plan Guidelines") as the Board or such Committee, as the case may be, deems necessary or advisable. Such powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the Employees and Consultants to be granted Stock Options under this Plan, to determine the size, type, and applicable terms and conditions of grants to be made to such Employees and Consultants, to determine a time when Stock Options will be granted, and to authorize grants to eligible Employees and Consultants.

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     The Board's interpretations of this Plan and all Stock Option Agreements, including the definitions of terms used herein and in Stock Option Agreements, and all actions taken and determinations made by the Board concerning any matter arising under or with respect to this Plan or any Stock Options granted pursuant to this Plan, shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees and Consultants of the Company. So long as the Company is not subject to the reporting requirements of the Exchange Act, the Board may delegate some or all of its power and authority hereunder to the duly elected officers of the Company, such delegation to be subject to such terms and conditions as the Board in its discretion shall determine. Such delegation of authority may be contained in the Plan Guidelines. The Board may, as to questions of accounting, rely conclusively upon any determinations made by independent public accountants of the Company.

          2.4  ELIGIBILITY; FACTS TO BE CONSIDERED IN GRANTING STOCK OPTIONS

     The Board shall have the authority to determine the persons eligible to receive a Stock Option, the time or times at which the Optioned Shares may be purchased and whether all of the Stock Options may be exercised at one time or in increments.

          2.5  STOCK OPTION AGREEMENTS; TERMS AND EXPIRATION OF STOCK OPTIONS

     Each Stock Option granted under this Plan shall be pursuant to a written Stock Option Agreement, shall be subject to such amendment or modification from time to time as the Board shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations and shall contain provisions as to the following effect, together with such other provisions as the Board shall from time to time approve:

     (a) that, subject to the provisions of Section 2.5(b) below, the Stock Option, as to the whole or any part thereof, may be exercised only by the Optionee or Optionee's personal representative;

     (b) that neither the whole nor any part of the Stock Option shall be transferable by the Optionee or by operation of law other than by will of, or by the laws of descent and distribution applicable to, a deceased Optionee and that the Stock Option and any and all rights granted to the Optionee thereunder and not theretofore effectively and completely exercised shall automatically terminate and expire upon any sale, transfer, or hypothecation or any attempted sale, transfer, or hypothecation of such rights or upon the bankruptcy or insolvency of the Optionee or Optionee's estate;

     (c) that subject to the foregoing provisions, a Stock Option may be exercised at different times for portions of the total number of Shares for which the right to purchase shall have vested provided that such portions are in multiples of ten (10) shares if the Optionee holds vested Stock Options for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares;

     (d) that no Optionee shall have the right to receive any dividend on or to vote or exercise any right in respect to any Shares unless and until the certificates for such Shares have been issued to such Optionee;

Page 4 of 18 - 1997 Stock Option Plan, as amended April 13, 1999
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     (e)  that, unless otherwise provided in the Stock Option Agreement, the
Stock Option shall expire at the earliest of the following:

          (1)  The date specified in the Stock Option Agreement;

          (2) With respect to Employees, ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (3) or (4) below;

          (3) With respect to Employees, upon the discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

          (4) With respect to Employees, twelve (12) months after Optionee's death or disability; or

          (5) In the event of a Change of Control Event, or the filing of Articles of Dissolution, as the case may be and as described in subsections (1) through (4) of Section 3.4(a), on the date specified in Section 3.4(c).
However, if the Change of Control Event does not occur or if Articles of Dissolution are not filed, as the case may be and as described in Subsections
(1) through (4) of Section 3.4(a), all Stock Options which are terminated pursuant to this Subsection (e)(5) shall be reinstated as if no action with respect to any of said events had been contemplated or taken by any party thereto and all Optionees shall be returned to their respective positions on the date of termination;

     (f) that, to the extent a Stock Option Agreement provides for the vesting of the right to purchase in increments, such vesting shall cease as of the date of the Optionee's death, disability, or voluntary or involuntary termination of Optionee's employment with the Company;

     (g) that the terms of the Stock Option Agreement shall be a contract between the Company and the Optionee; and the specific terms of any Stock Option Agreement shall govern over the more general terms hereof; and

     (f) With respect to Employees, subject to the Plan Guidelines, the Stock Option Agreement shall not be affected by any changes of duties or position so long as the Optionee shall continue to be an Employee, and, subject to the terms hereof.

          2.6  NOTICE OF INTENT TO EXERCISE STOCK OPTION

     The Optionee (or other person or persons, if any, entitled hereunder) desiring to exercise a Stock Option as to all or part of the Shares covered thereby shall in writing notify the Company at its principal office in the state of Colorado, specifying the number of Stock Option Shares to be purchased and, if required by the Company, representing in form satisfactory to the Company that the Shares are being purchased for investment and not with a view to resale or distribution. The Company from time to time may issue or specify to Optionees a written form for use in connection with any such exercise. With respect to any Shares conditionally purchased pursuant to Section 3.4(a) below and for which such purchase has not been voluntarily or otherwise rescinded pursuant to Section 3.4(b), the Optionee shall be deemed to have given to the Company the notice of exercise required by this Section 2.6 as of ten (10) days prior to the closing or effective date of the Change of Control Event or the filing of Articles

Page 5 of 18 - 1997 Stock Option Plan, as amended April 13, 1999
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of Dissolution, as the case may be and as described in Subsections (1) through
(4) of Section 2.5(a).

          2.7  METHOD OF EXERCISE OF STOCK OPTION

     Within ten (10) days after receipt by the Company of the notice provided in
Section 2.6, but not later than the expiration date specified in Section 3.4(e), the Stock Option shall be exercised as to the number of Shares specified in the notice by payment by the Optionee to the Company of the amount specified below in Section 3.2. Payment of such purchase price shall be made in cash, or in accordance with procedures for a "cashless exercise" as the same reasonably will be established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate exercises of Stock Options and sales of shares under this Plan. Payment in shares of the Company's common stock shall be deemed to be the equivalent of payment in cash at the Fair Market Value of those shares. For purposes of the preceding sentence, "fair market value" shall be determined by the Board in the same manner as utilized in determining the fair market value at the time other Stock Options are granted.

          2.8  RECAPITALIZATION

     The aggregate number of Shares for which Stock Options may be granted hereunder, the number of Shares covered by each outstanding Stock Option, and the price per Share thereof in each such Stock Option Agreement shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of common stock of the Company resulting from a stock split or reverse split of shares or any other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company excluding any decrease resulting from a redemption of shares by the Company. If the adjustment would result in a fractional Share the Optionee shall be entitled to one (1) additional Share, provided that the total number of Shares to be granted under this Plan shall not be increased above the equivalent number of Shares initially allocated or later increased by approved amendment to this Plan.

          2.9  SUBSTITUTIONS AND ASSUMPTIONS

     The Board shall have the right to substitute, replace, or assume options in connection with mergers, reorganizations, separations, or other "corporate transactions" as that term is defined in and said substitutions and assumptions are permitted by Section 425 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 2.2 may be increased by the corresponding number of options assumed and, in the case of a substitution, by the net increase in the number of Shares subject to options before and after the substitution.

          2.10 TERMINAL DATE OF PLAN

     This Plan shall not extend beyond a date ten (10) years from the original date of adoption by the Board, provided that any Stock Option to purchase shares duly granted hereunder prior to such date shall be exercisable pursuant to its terms and the terms hereof until expiration or earlier termination of such Stock Option.

Page 6 of 18 - 1997 Stock Option Plan, as amended April 13, 1999
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          2.11  GRANTING OF STOCK OPTIONS

     The granting of any Stock Option pursuant to this Plan shall be entirely in the discretion of the Board and nothing herein contained shall be construed to give any Employee any right to participate under this Plan or to receive any Stock Option under it.

     The granting of a Stock Option pursuant to this Plan shall not constitute any agreement or an understanding, express or implied on the part of the Company or a Subsidiary to employ the Optionee for any specified period.

          2.12  WITHDRAWAL

     An Optionee may at any time elect in writing to abandon a Stock Option with respect to the number of Shares as to which the Stock Option shall not have been exercised.

          2.13  GOVERNMENT REGULATIONS

     This Plan and the granting and exercise of any Stock Option hereunder and the obligations of the Company to sell and deliver Shares under any such Stock Option shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies as may be required.

          2.14  PROCEEDS FROM SALE OF STOCK

     Proceeds of the purchase of Optioned Shares by an Optionee shall be used for the general business purposes of the Company.

          2.15  SHAREHOLDER APPROVAL

     This Plan shall be submitted to the shareholders for their approval within twelve (12) months from the date hereof. The Company may grant Stock Options prior to such approval which shall be conditioned upon subsequent shareholder approval.

          2.16  COMPLIANCE WITH SECURITIES LAWS

     The Board shall have the right to:

     (a) require an Optionee to execute, as a condition of exercise of a Stock Option, a letter evidencing Optionee's intent to acquire the Shares for investment and not with a view to the resale or distribution thereof;

     (b) place appropriate legends upon the certificate or certificates for the Shares; and

     (c) take such other acts as it deems necessary in order to cause the issuance of Optioned Shares to comply with applicable provisions of state and federal securities laws.

     In furtherance of the foregoing, and not by way of limitation thereof, no Stock Option shall be exercisable unless such Stock Option and the Shares to be issued pursuant thereto shall be registered under appropriate federal and state securities laws, or shall be exempt

Page 7 of 18 - 1997 Stock Option Plan, as amended April 13, 1999
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therefrom, in the opinion of the Board upon advice of counsel to the Company.
Each Stock Option Agreement shall contain adequate provisions to assure that there will be no violation of such laws. This provision shall in no way obligate the Company to undertake registration of Stock Options or Shares hereunder. Issue, transfer or delivery of certificates for Shares pursuant to the exercise of Stock Options may be delayed, at the discretion of the Board until the Board is satisfied that the applicable requirements of the federal and state securities laws have been met.

     3.   PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS

     In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are not Incentive Stock Options.

          3.1  OPTION PRICE

     The option, or purchase, price of each Share optioned as a Nonqualified Stock Option under this Plan shall be determined by the Board and set forth in the Stock Option Agreement.

          3.2  METHOD OF EXERCISE OF STOCK OPTION

     The amount to be paid by the Optionee upon exercise of a Nonqualified Option shall be the exercise price provided for in the Stock Option Agreement, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company. An Optionee may elect to pay Optionee's federal, state, or local income and FICA withholding tax by having the Company withhold shares of Company common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is deemed to equal the fair market value of the shares on the day the option is exercised.
An election by an Optionee to have shares withheld for this purpose will be subject to the following restrictions:

     (a) If an Optionee has received multiple Stock Option grants, a separate election must be made for each grant;

     (b) The election must be made prior to the day the Stock Option is exercised;

     (c)  The election will be irrevocable;

     (d)  The election will be subject to the disapproval of the Board;

     (e)  If the Optionee is an "officer" of the Company within the meaning of
Section 16 of the Exchange Act ("Section 16") as defined in Rule 16a-1 promulgated by the Securities Exchange Commission, the election may not be made within six (6) months following the grant of the Stock Option; and

     (f)  If the Optionee is an "officer" of the Company within the meaning of
Section 16 as so defined, the election must be made either six (6) months prior to the day the Stock Option is exercised or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

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     3.3  ASSIGNMENT

     The Company may allow limited assignment rights for the gifting by Optionee of rights hereunder to vested Nonqualified Stock Options, on terms to be determined by the Board from time to time.

     3.4 RIGHTS OF OPTIONEE IN CHANGE OF CONTROL EVENTS--MERGER, CONSOLIDATION, TENDER OFFER, TAKEOVER BID, SALE OF ASSETS--OR ON DISSOLUTION

     (a) As a condition of the grant of any Nonqualified Stock Option, the Board of Directors may provide, notwithstanding anything in this Plan to the contrary, the Optionee may purchase the full amount of Optioned Shares for which Nonqualified Stock Options have been granted to the Optionee and for which the Nonqualified Stock Options have not been exercised under the following conditions:

          (1) The Optionee may conditionally purchase any or all Optioned Shares during the period commencing twenty-seven (27) days and ending seven (7) days prior to the scheduled effective date of a merger or consolidation (as such effective date may be delayed from time to time) wherein the Company's shareholders prior to the merger will not continue to hold, in exchange for or as a result of their shares in the Company, a majority of the voting shares of the surviving corporation;

          (2) The Optionee may conditionally purchase any or all Optioned Shares during the period commencing on the initial date of a tender offer or takeover bid for the Shares (other than a tender offer by the Company) subject to the Securities Exchange Act of 1934 and the rules promulgated thereunder and ending on the day preceding the scheduled termination date of acceptance of tenders of Shares by the offeror under any such tender offer or takeover bid (as such termination date may be extended by such offeror);

          (3) The Optionee may conditionally purchase any or all Optioned Shares during the period commencing the date the shareholders of the Company approve a sale of substantially all the assets of the Company and ending seven
(7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time), or when and if the Company or its shareholders, in a transaction or series of related transactions, transfer sufficient shares to a third party or third parties acting in concert such that the third party or third parties acquire a majority of the outstanding voting shares of the Company and ending seven (7) days prior to the scheduled closing date of such sale (as such closing date may be delayed from time to time.

          (4) The Optionee may conditionally purchase any or all Optioned Shares during the period commencing the date the shareholders of the Company approve the dissolution of the Company and ending seven (7) days prior to the date of filing its Articles of Dissolution.

     (b) If the merger, consolidation, tender offer, takeover bid, sale of assets (collectively, a "Change of Control Event"), or dissolution, as the case may be and as described in subsections (1) through (4) of Section 3.4(a), once commenced, is canceled or revoked, the conditional purchase of Shares for which the option to purchase would not have otherwise been exercisable at the time of said cancellation or revocation, but for the operation of this Section

Page 9 of 18 - 1997 Stock Option Plan, as amended April 13, 1999
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3.4, shall be rescinded. With respect to all other Shares conditionally purchased, the Optionee may rescind such purchase at Optionee's option.

     (c) If the Change of Control Event does occur or Articles of Dissolution are filed, as the case may be and as described in subsections (1) through (4) of
Section 3.4(a), and the Optionee has not conditionally purchased all Optioned Shares, all unexercised options shall terminate on the effective, termination, closing, or filing date, as the case may be.

     (d) If the Company shall be the surviving corporation in any merger or is a party to a merger or consolidation which is between or among the Company and other corporations related to or affiliated with the Company, any Nonqualified Stock Option granted hereunder shall pertain and apply to the securities to which a holder of the number of Shares of common stock subject to the Nonqualified Stock Option would have been entitled.

     (e) Nothing herein shall allow the Optionee to purchase Optioned Shares, the options for which have expired.

     4.   PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS

     In addition to the provisions of Section 2 above, the following paragraphs shall apply to any Stock Options granted under this Plan which are Incentive Stock Options.

          4.1  CONFORMANCE WITH INTERNAL REVENUE CODE

     Stock Options granted under this Plan which are "Incentive Stock Options" shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations promulgated thereunder and amendments to the Code and Regulations. Only Employees may be granted Incentive Stock Options hereunder--Consultants may not receive Incentive Stock Options hereunder.
                           ---

          4.2  OPTION PRICE

     The option, or purchase, price of each Share optioned as an Incentive Stock Option under this Plan shall be determined by the Board at the time of the action for the granting of the Stock Option and set forth in the Stock Option Agreement, but shall not, in any event, be less than the fair market value of the Company's common stock on the date of grant.

          4.3  LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION

     The aggregate fair market value of the Optioned Shares, as determined on the date of grant, vesting in any one calendar year with respect to which an Employee has the right to purchase (under this Plan or any other plan of the Company which authorizes Incentive Stock Options) shall not exceed $100,000; and to the extent any Stock Option purporting to be an Incentive Stock Option grants an Employee the right to purchase Optioned Shares with an aggregate fair market value vesting in any one calendar year in excess of $100,000, as so determined (under this Plan or any other plan of the Company which authorizes Incentive Stock Options), shall be deemed a Nonqualified Stock Option for such excess amount.

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          4.4  LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS

     It is the Company's intent that in the case of any Employee who, immediately prior to the grant of a Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, will not be granted Incentive Stock Options unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the fair market value of the Company's stock on the date of grant and such Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. Any Stock Option that by its terms purports to be an Incentive Stock Option that is issued to an Employee who owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company that does not have an exercise price of at least one hundred ten percent (110%) of the fair market value of the Company's stock on the date of grant or that is, by its terms, exercisable after the expiration of five (5) years from the date such Stock Option is granted, shall be deemed a Nonqualified Stock Option.

          4.5  METHOD OF EXERCISE OF STOCK OPTION

     The amount to be paid by the Optionee upon exercise of an Incentive Stock Option shall be the purchase price per share provided for in the Stock Option Agreement.

          5.   EXCHANGE OF NONQUALIFIED STOCK OPTIONS FOR INCENTIVE STOCK
     OPTIONS

     At the Optionee's election and in accordance with the procedures described below, an Employee may exchange a Nonqualified Stock Option granted pursuant to this Plan for an Incentive Stock Option for the identical number of Shares.

          5.1  NOTICE OF INTENT TO EXCHANGE

     Not less than seven (7) days prior to the desired date of exchange, the Optionee shall notify the Company in writing specifying the number of Shares subject to grants as Nonqualified Stock Options under this Plan which are to be exchanged for Shares subject to grants as Incentive Stock Options under this Plan and the desired date of exchange.

          5.2  LIMITATIONS ON AMOUNT OF STOCK OPTIONS EXCHANGED

     Notwithstanding the number of Optioned Shares specified by the Optionee as desired to be exchanged pursuant to this Section 5, the Company will allow exchanges for only so many Stock Options as will not violate the aggregate dollar limitations specified in Section 4.3 above with that limit being based on a calculation of the fair market value on the date of exchange. If an Optionee requests to exchange more Optioned Shares than would be allowed by the preceding sentence, the Company shall deem the request to apply only to the maximum number of Optioned Shares which would be allowed and shall disregard the request as to the excess. Exchanges may not occur after the terminal date of this Plan.

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

          5.3  EFFECT OF EXCHANGE

     If an exchange does occur, the Optionee shall surrender the Nonqualified Stock Option Agreement for cancellation and shall execute a new Incentive Stock Option Agreement for the number of Optioned Shares exchanged and, if all of the Nonqualified Stock Options have not been exchanged, shall execute a new Nonqualified Stock Option (or an amendment to the existing Nonqualified Stock Option Agreement) to specify the remainder of Shares under the Nonqualified Stock Option. The new Incentive Stock Option shall be deemed a new option granted on the new Stock Option Agreement is executed with the exercise price established as of such date.

     6.   SHAREHOLDER'S AGREEMENT

     Upon any exercise of any Stock Option hereunder, an Optionee shall be bound to the terms of the Company's ISO Shareholders Agreement dated as of April 13, 1999, and as amended from time to time, by the terms of which, Optionee is restricted as to resale, is subject to repurchase and certain rights of first offer and first refusal, and is restricted from selling shares acquired upon exercise of Stock Options within 180 days following the Company's initial public offering of Common Stock.

     7.   AMENDMENT

     This Plan, the Plan Guidelines, and all rules and regulations adopted in respect hereof may be terminated, suspended, or amended at any time by a majority vote of the Board, provided that no such action shall adversely affect any material rights of Optionees granted under this Plan prior to such action. The Board may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment would be adverse to the holders of such Stock Options, (ii) no such amendment shall extend the period for exercise of a Stock Option, and (iii) the amended terms of a Stock Option would be permitted under this Plan.

     8.   FOREIGN EMPLOYEES

     Without amending this Plan, the Board may grant Stock Options to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of this Plan, and, in furtherance of such purposes the Board may make such modifications, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has Employees.

     9.   REGISTRATION, LISTING, AND QUALIFICATION OF SHARES

     Each Stock Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state, or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the purchase of shares thereunder, no

Page 12 of 18 - 1997 Stock Option Plan, as amended April 13, 1999 such Stock Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any person exercising a Stock Option shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements.

     10.  NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS; NO DAMAGES

     No Employee or other person shall have any claim or right to be granted a Stock Option under this Plan. Having received a Stock Option under this Plan shall not give an Employee any right to receive any other grant or Stock Option under this Plan. Optionee agrees that continuation of the engagement of each Employee or Consultant of the Company is, in the absence of any written and signed contract to the contrary, terminable at the will of the Company. An Optionee shall have no rights to or interest in any Stock Option except as set forth herein. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company. Neither this Plan nor any action taken hereunder shall be construed as giving any Consultant any right to be retained or engaged by the Company. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees or Consultants covered under this Plan or other Employees or Consultants not covered under this Plan. Each Optionee shall be required to specifically acknowledge and agree that their engagement by the Company as Employee or Consultant is at will, is not for any fixed or minimum time period, is subject to the mutual consent of the Company and the Optionee, and may be terminated at any time, with or without cause or notice, for any reason or no reason, and without any kind of pre- or post-termination warning, discipline or procedure.

     Each Stock Option granted hereunder may be affected, with regard to both vesting schedule and termination, by leaves of absence, a reduction in the number of hours worked, partial disability, and other changes in Optionee's Employee or Consultant status, as the case may be. The Company's policies in such matters shall be contained in the Plan Guidelines adopted by the Board.
The Plan Guidelines and the guidelines, rules, policies and regulations contained therein may be amended at any time and from time to time by the Board or the Committee, in its sole discretion and with or without notice. Optionee's rights hereunder or under any Stock Option granted hereunder at any time shall be governed by the Plan Guidelines in effect at the time of any change in Optionee's employment status as contemplated above.

     Each Optionee must acknowledge and agree that, regardless of whether Optionee's engagement as an employment or Consultant is terminated with or without cause or notice, or with or without any kind of pre- or post-termination warning, discipline or procedure, that Optionee has no right to, will not bring, and specifically waives any legal claim or action against the Company or any officer, Employee, or director thereof for any damages or losses arising from having to exercise any vested portion of any Stock Option during any defined period after termination or any cancellation of any unvested portion of any Stock Option, or of any vested by unexercised portion of any Stock Option.

Page 13 of 18 - 1997 Stock Option Plan, as amended April 13, 1999

     11.  COSTS AND EXPENSES

     Except as provided herein with respect to the payment of taxes, all costs and expenses of administering this Plan shall be borne by the Company and shall not be charged to any grant or any Employee receiving a grant.

     12.  PLAN UNFUNDED

     This Plan shall be unfunded. Except for the Board's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of this Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under this Plan.

     13.  GOVERNING LAW

     This Plan shall be governed by and construed in accordance with the laws of the state of Colorado.

Page 14 of 18 - 1997 Stock Option Plan, as amended April 13, 1999

                                   [Form of]

                             REAL EDUCATION, INC.
                                (THE "COMPANY")
                 STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK

     We are pleased to inform you that the Company has granted to you, as the individual named below (the "Optionee"), this Stock Option. This Stock Option Agreement is a contract between you and the Company. It grants to you certain defined rights, at certain times, and under certain conditions, to purchase shares of the Company's common stock, and in exchange you accept certain obligations and responsibilities, as described below and in the Company's 1997 STOCK OPTION PLAN (the "Plan") and the attached Terms and Conditions.

     FOR VALUABLE CONSIDERATION, the Company does hereby grant to the Optionee, as of the Date of Option Grant specified below, the right and option to purchase the Number of Option Shares of common stock of the Company specified below (the "Option Shares") for the Exercise Price Per Share specified below, and the right to purchase the Option Shares under this Stock Option Agreement shall accrue and vest according to the Vesting Schedule specified below:

       -----------------------------------------------------------------------------------------
       NAME OF OPTIONEE:
       -----------------------------------------------------------------------------------------
       Type of Option:                                   [_] Employee Incentive Stock
                                                         Option
                                                         [_] Employee Nonqualified Stock
                                                         Option
                                                         [_] Consultant Nonqualified Stock
                                                         Option
       -----------------------------------------------------------------------------------------
       NUMBER OF OPTION SHARES:
       -----------------------------------------------------------------------------------------
       Exercise Price Per Share:
       -----------------------------------------------------------------------------------------
       Date of Option Grant:
       -----------------------------------------------------------------------------------------
       Expiration of Option
       -----------------------------------------------------------------------------------------
       Term of Option:                                   __ Years from Date of Option Grant
       -----------------------------------------------------------------------------------------
       VESTING SCHEDULE:                                 33% of the Option Shares (rounding up
                                                         any fraction of a share up to the next
                                                         whole number) on the one year
                                                         anniversary of the Date of Option
                                                         Grant, then a number of shares equal
                                                         to 1/24th of the remaining Option
                                                         Shares (rounding up any fraction of a
                                                         share to the next whole number) on the
                                                         first of each month thereafter
       -----------------------------------------------------------------------------------------

Page 15 of 18 - 1997 Stock Option Plan, as amended April 13, 1999

          EXECUTED as of the Date of Option Grant.

                         REAL EDUCATION, INC.


                         ___________________________________________
                         Robert N. Helmick, CEO and President

          BY SIGNING BELOW AND ENTERING INTO THIS STOCK OPTION AGREEMENT, OPTIONEE AGREES TO THE TERMS HEREOF, AND ALL OBLIGATIONS AND RESPONSIBILITIES AS DESCRIBED IN PLAN AND THE ATTACHED TERMS AND CONDITIONS.


                         OPTIONEE



                         By_________________________________________
                                        , as Optionee

Page 16 of 18 - 1997 Stock Option Plan, as amended April 13, 1999

                TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT

 STOCK OPTIONS ARE SUBJECT TO THE TERMS HEREOF AND OF THE COMPANY'S 1997 STOCK
                             OPTION PLAN ("PLAN").
   CAPITALIZED TERMS USED IN THIS STOCK OPTION AGREEMENT (THIS "AGREEMENT"),
     IF  NOT OTHERWISE DEFINED, HAVE THE MEANINGS GIVEN THEM IN THE PLAN.

     1.   a.   Any Option Shares which become purchasable ("vest") but are not purchased on a vesting date or anniversary date, as the case may be, may be purchased on any subsequent date, provided all options for the purchase of Option Shares must be exercised within the time periods specified in Section 2 below.

          b. Optionees may have conditional purchase rights in the event of any Change of Control Event as described in the Plan.

     2. If Optionee is or becomes an Employee, all UNVESTED options shall expire upon any termination of Optionee's employment with the Company, whether voluntary or involuntary, or upon the death or disability of Optionee.

     Subject to the terms hereof, all VESTED options (i.e., options for which the right to purchase has accrued) shall expire at the earliest of the following:

          a. The earlier of the end of the Term of Option specified on the first page of this Agreement or Ten (10) years from the Date of Option Grant specified on the first page of this Agreement;

          b. If Optionee is or becomes an Employee, ninety (90) days after voluntary or involuntary termination of Optionee's employment other than termination as described in Paragraphs (c) or (d) below;

          c. If Optionee is or becomes an Employee, upon discharge of Optionee for misconduct, willfully or wantonly harmful to the Company;

          d. If Optionee is or becomes an Employee, Twelve (12) months after Optionee's death or disability; or

     3. This Stock Option may be exercised at different times for portions of the total number of Option Shares for which the right to purchase shall have accrued and vested hereunder, provided that such portions are in multiples of ten (10) shares if the Optionee holds vested portions for ninety-nine (99) or fewer shares and otherwise in multiples of one hundred (100) shares.

     4. This Stock Option shall be adjusted for recapitalizations, stock splits, stock dividends, and the like as described in the Plan.

     5. This is not an employment contract and while the benefits, if any, of this Stock Option may be an incident of the Optionee's employment with the Company, the terms and conditions of such employment are otherwise wholly independent hereof.

     6. Neither this Stock Option nor any right under this Agreement is assignable, and rights under this Agreement may be exercised only by the Optionee or a person to whom the rights under this Agreement shall pass by will or the laws of descent and distribution.

     7. The Optionee shall indicate Optionee's intention to exercise this Stock Option with respect to vested Option Shares by notifying the Company in writing of such intention, indicating the number of Option Shares Optionee intends to purchase, and, within ten (10) days thereafter, paying to the Company an amount sufficient to cover the total option price of such Option Shares. Payment of the Exercise Price Per Share specified on the first page of this Agreement shall be made in cash or in accordance with such procedures for a "cashless exercise" as reasonable will be established from time to time by the Company and the brokerage firm, if any, designated by the Company to facilitate exercises of Stock Options and sales of Optioned Shares under the Plan.

     8. If the Optionee, immediately prior to the grant of an Incentive Stock Option hereunder, owns stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company, the Exercise Price Per Share specified on the first page of this Agreement for Incentive Stock Options granted hereunder shall be not less than one hundred ten percent (110%) of the fair market value of the Company's common stock on the Date of Option Grant specified on the first page of this Agreement, and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from said Date of Option Grant, and notwithstanding any pricing or vesting terms hereof which appear at variance with the foregoing, all pricing and vesting terms hereof shall be deemed hereby to conform with the foregoing limitations. In lieu of the foregoing, the Optionee may elect to have a Stock Option that purports to be an Incentive Stock Option treated as a Non-Qualified Stock Option pursuant to the original terms of this Agreement.

     9. Notwithstanding the foregoing, no Stock Option shall be exercisable, and rights under this Agreement are not enforceable, unless and until all requirements imposed by or pursuant to Section 2.16 of the Plan are satisfied.

     SECTION 2.16 OF PLAN DESCRIBES CERTAIN IMPORTANT CONDITIONS RELATING TO FEDERAL AND STATE SECURITIES LAWS THAT MUST BE SATISFIED BEFORE THIS OPTION CAN BE EXERCISED AND BEFORE THE COMPANY CAN ISSUE ANY OPTION SHARES TO THE OPTIONEE. AT THE PRESENT TIME THE PLAN IS NOT REGISTERED AND, ALTHOUGH SHARES MAY BE ISSUED UPON EXERCISE, THE SHARES SO ISSUED ARE NOT FREELY TRADABLE.

     THERE CAN BE NO ASSURANCE THAT THE EXEMPTION(S) ALLOWING ISSUANCE OF THE SHARES UPON EXERCISE WILL REMAIN AVAILABLE, NOR IS THERE ASSURANCE THAT ISSUED SHARES WILL BE REGISTERED OR THAT ONCE REGISTERED THE REGISTRATION WILL BE MAINTAINED. IF THE SHARES ARE NOT REGISTERED OR IF THE REGISTRATION IS NOT MAINTAINED, THE OPTIONEE WILL NOT BE ABLE TO TRADE SHARES OBTAINED UPON EXERCISE OF THIS STOCK OPTION UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. AT THE PRESENT TIME,

Page 17 of 18 - 1997 Stock Option Plan, as amended April 13, 1999

EXEMPTIONS FROM REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS ARE VERY LIMITED AND MIGHT BE UNAVAILABLE TO THE OPTIONEE PRIOR TO THE EXPIRATION OF THIS OPTION. AS A CONSEQUENCE OF THE FOREGOING, THE OPTIONEE MIGHT NOT HAVE AN OPPORTUNITY TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, AND, IF THE OPTIONEE IS ABLE TO EXERCISE THIS OPTION AND TO RECEIVE OPTION SHARES UPON SUCH EXERCISE, THE OPTIONEE MIGHT NOT HAVE THE OPPORTUNITY TO TRADE SUCH OPTION SHARES.

     10.  NO RIGHTS TO STOCK OPTIONS OR EMPLOYMENT; NO RESTRICTIONS; NO DAMAGES

     Neither Optionee nor any other person shall have any claim or right to be granted a Stock Option under the Plan. Having received a Stock Option under the Plan shall not give Optionee any right to receive any other grant or option under the Plan. Optionee agrees that continuation of the engagement of Optionee as an Employee or Consultant of the Company, as the case may be, is, in the absence of any written and signed contract to the contrary, terminable at the will of the Company. Optionee shall have no rights to or interest in any Option except as set forth herein, in the Plan, or in another Option specifically granted by the Company to Optionee. Neither this Option, the Plan, nor any action taken hereunder or under the Plan shall be construed as giving any Employee or Consultant any right to be retained in the employ of, or be engaged as a Consultant to, the Company, as the case may be. Nothing in the Plan restricts the Company's rights to adopt other option plans pertaining to any or all of the Employees or Consultants covered under the Plan or other Employees or Consultants not covered under the Plan.

     OPTIONEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT OPTIONEE'S ENGAGEMENT BY THE COMPANY AS AN EMPLOYEE OR CONSULTANT IS "AT WILL", IS NOT FOR ANY FIXED OR MINIMUM TIME PERIOD, IS SUBJECT TO THE MUTUAL CONSENT OF THE COMPANY AND THE OPTIONEE, AND MAY BE TERMINATED BY THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE, FOR ANY REASON OR NO REASON, AND WITHOUT ANY KIND OF PRE- OR POST-TERMINATION WARNING, DISCIPLINE OR PROCEDURE.

     THIS AGREEMENT AND THE STOCK OPTION REPRESENTED HEREBY MAY BE AFFECTED, WITH REGARD TO BOTH VESTING SCHEDULE AND TERMINATION, BY LEAVES OF ABSENCE, A REDUCTION IN THE NUMBER OF HOURS WORKED, PARTIAL DISABILITY, AND OTHER CHANGES IN OPTIONEE'S EMPLOYEE OR CONSULTANT STATUS, AS THE CASE MAY BE. THE COMPANY'S POLICIES IN SUCH MATTERS, IF ANY, SHALL BE CONTAINED IN THE PLAN GUIDELINES ADOPTED BY THE BOARD. THE PLAN GUIDELINES AND THE GUIDELINES, RULES, POLICIES AND REGULATIONS CONTAINED THEREIN MAY BE AMENDED AT ANY TIME AND FROM TIME TO TIME BY THE BOARD OF DIRECTORS OF THE COMPANY, OR THE COMMITTEE APPOINTED BY SUCH BOARD, IN ITS SOLE DISCRETION AND WITH OR WITHOUT NOTICE. OPTIONEE'S RIGHTS HEREUNDER OR UNDER THE PLAN AT ANY TIME SHALL BE GOVERNED BY THE PLAN GUIDELINES IN EFFECT AT THE TIME OF ANY CHANGE IN OPTIONEE'S EMPLOYMENT STATUS AS CONTEMPLATED ABOVE.

     11. This Agreement and the Stock Option represented hereby is granted pursuant to and is controlled by the Plan and by the Plan Guidelines, if any, as adopted by the Board and amended from time to time. Optionee, by execution hereof, acknowledges receipt of the Plan and the Plan Guidelines as they currently exist and acceptance of the terms and conditions of the Plan, the Plan Guidelines and of this Agreement.

Page 18 of 18 - 1997 Stock Option Plan, as amended April 13, 1999